UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2005

INTRALASE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50939	38-3380954
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Morgan, Irvine CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 859-5230

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 8, 2005, IntraLase Corp. issued a press release announcing that on April 7, 2005, the U.S. District Court for the Central District of California granted IntraLase’s request for a temporary restraining order (the “April 7, 2005 Order”) that prohibits Escalon Medical Corp. from taking any action to terminate the Amended and Restated License Agreement between the parties dated October 17, 2000. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the April 7, 2005 Order is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is being filed with this Form 8-K:

99.1	Press Release dated April 8, 2005, issued by IntraLase Corp. announcing the granting of Temporary Restraining Order that prohibits Escalon Medical Corp. from taking any action to terminate the License Agreement between the parties.

99.2	The April 7, 2005 Order prohibiting Escalon Medical Corp. from taking any action to terminate the Amended and Restated License Agreement between the parties dated October 17, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRALASE CORP.

April 8, 2005	/s/ SHELLEY B. THUNEN
Shelley B. Thunen Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 8, 2005, issued by IntraLase Corp. announcing the granting of Temporary Restraining Order that prohibits Escalon Medical Corp. from taking any action to terminate the License Agreement between the parties.

99.2	The April 7, 2005 Order prohibiting Escalon Medical Corp. from taking any action to terminate the Amended and Restated License Agreement between the parties dated October 17, 2000.